UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 15, 2020

Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
1800 West Pasewalk Avenue, Suite 120
Norfolk, Nebraska	68701
(Address of Principal Executive Offices)	(Zip Code)

(301) 861-3305

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	CDOR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Condor Hospitality Trust, Inc, (the “Company”) held its annual meeting of shareholders on December 15, 2020.  The holders of the common stock of the Company (i) elected nine directors to serve on the Board of Directors until the annual meeting of shareholders in 2021 or until their successors have been duly elected and qualified; and (ii) ratified the appointment of KPMG LLP as independent auditors of the Company for fiscal year 2020.

For the annual meeting there were 12,015,686 shares of common stock as of November 5, 2020, the record date, eligible to vote at the meeting, of which holders of 8,916,642 shares of common stock were present at the meeting virtually or by proxy.  The tabulation for each matter voted upon at the meeting by the common stock was as follows:

Nine nominees were elected to serve as directors of the Company by the following vote:

	Votes For	Votes Withheld	Broker Non-Vote
J. William Blackham	8,013,902	13,530	889,210
Thomas Calahan	8,001,816	25,616	889,210
Daphne J. Dufresne	8,011,860	15,572	889,210
Daniel R. Elsztain	7,991,849	35,583	889,210
Matias Iván Gaivironsky	7,994,865	32,567	889,210
Drew Iadanza	7,995,504	31,928	889,210
Donald J. Landry	8,014,141	13,291	889,210
Brendan MacDonald	8,000,846	26,586	889,210
Saul Zang	7,698,938	328,494	889,210

The shareholders ratified the appointment of KPMG LLP as independent auditors for fiscal year 2020 by the following vote:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
8,909,578	5,384	1,680	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Condor Hospitality Trust, Inc.

Date: December 15, 2020	By:	/s/ Jill Burger
	Name:	Jill Burger
	Title:	Interim Chief Financial Officer and Chief Accounting Officer